EXHIBIT 23.2


                               BUCHANAN INGERSOLL
                                    Attorneys
                              500 College Road East
                           Princeton, New Jersey 08540


                                                   February 23, 1998

Conversion Technologies International, Inc.
3452 Lake Lynda Drive
Orlando, Florida 32817

Gentlemen:


     We hereby consent to the reference to this firm under the heading "Legal Matters" in the filing of the registration statement on Form S-3 relating to an aggregate of 6,208,037 shares of the Common Stock of Conversion Technologies International, Inc.

                                                Very truly yours,

                                                /s/ BUCHANAN INGERSOLL